De Leon & Company, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS
510 NW 159th Lane
Pembroke Pines, Florida 33028
(954) 445-6478 fax (954) 438-6481

November 27, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC

RE: Commission File # 333-136069
Future Now Group, Inc.

We have read the form 8-K of Future Now Group, Inc. Dated October 30, 2007 to be filed on or around November 27, 2007. We agree with such filing under item 4.01 as it regards our firm. We have no basis to agree or disagree with other statements made under item 4.01 or under the 8-K.

Sincerely,

De Leon & Company, P.A.

De Leon & Company, P.A.
Certified Public Accountants